EXHIBIT 23.1





   INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in the Registration Statements numbered 333-53141 and 333-01817 of BOATRACS, INC.
   on FORM S-8 on our report dated February 26, 1999, appearing in this Annual Report on Form 10-KSB of BOATRACS, INC. for the year ended December 31, 1998.





   DELOITTE & TOUCHE LLP



   /S/ DELOITTE & TOUCHE
   San Diego, California
   March 29, 1999